Exhibit 99.1

As previously announced, U.S. Cellular will hold a teleconference Nov. 6, 2007, at 10:00 a.m. Chicago time.  Interested parties may listen to the call live via the Internet by accessing the Conference Calls page of www.teldta.com or www.uscc.com.

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

U.S. CELLULAR REPORTS STRONG THIRD QUARTER 2007 RESULTS;

ADJUSTS GUIDANCE UPWARD

CHICAGO — Nov. 6, 2007 - United States Cellular Corporation [AMEX:USM] reported service revenues of $954.5 million for the third quarter of 2007, up 16.1 percent from $821.8 million for the comparable period one year ago.  The company recorded operating income of $100.9 million, up 30.5 percent from $77.3 million for the third quarter of 2006.  Net income and diluted earnings per share were $63.6 million and $0.72, respectively, compared to net income and diluted earnings per share of $35.9 million and $0.41, respectively, for the comparable period one year ago.

Third Quarter Highlights

•      The total number of customers increased 5.9 percent year over year to 6,067,000.  The number of retail customers increased 7.3 percent to 5,500,000.

•      Average monthly revenue per unit (ARPU) increased 10.0 percent to $52.71.

•      Data revenues grew 66.0 percent to $96.8 million, 10.1 percent of service revenues.

•      Operating income grew 30.5 percent to $100.9 million.

•      Cash flows from operating activities were $181.3 million for the quarter and $617.4 million for the first nine months.

“This quarter we had strong service revenues growth of 16 percent, as well as a 31 percent increase in operating income,” said John E. Rooney, president and chief executive officer.  “In addition, cash flows from operating activities were $181.3 million.  There were a number of factors contributing to our success this quarter.  For one, data revenues continue to be a strong revenue growth driver for U.S. Cellular, growing 66 percent this quarter to $97 million.  Data revenues now account for more than 10 percent of service revenues and helped average revenue per unit, or ARPU, increase by 10 percent, to $52.71.  In addition, the popularity of our national and wide area calling plans helped to increase ARPU as more than half of our customer base has shifted to these high-value plans.  We expect these trends to continue.

“We also continue to see results from our customer satisfaction strategy and high-quality network,” continued Rooney. “We recently received our fourth consecutive award from J.D. Power and Associates for call quality in the North Central region. The award highlights both our associates’ efforts to provide the best customer service and our commitment to ensuring a high-quality call experience. Our retail postpay churn rate of 1.6 percent, down from 1.7 percent in the third quarter of 2006, reflects this commitment.”

Net Customer Additions

The company acquired 73,000 net retail postpay customers in the quarter.   Postpay customers are the cornerstone of U.S. Cellular’s customer acquisition and satisfaction strategy and comprise 95 percent of the retail customer base.   The number of prepay customers declined 21,000.  The company also acquired 5,000 net reseller customers.

Share Repurchases

On April 4, 2007, U.S. Cellular entered into an agreement with an investment banking firm to purchase 670,000 of its common shares through an accelerated share repurchase (“ASR”) for approximately $49 million.  On July 10, 2007, U.S. Cellular entered into an additional agreement with the same firm to purchase 168,000 of its common shares through an ASR for approximately $16 million.

In addition, on Oct. 25, 2007, U.S. Cellular entered into a third agreement with the same firm to purchase 168,000 of its common shares through an ASR for approximately $16 million.

Guidance

Guidance for the year ending Dec. 31, 2007 is as follows.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular 2007 guidance as of Nov. 6, 2007 is as follows:
Net Retail Customer Additions	375,000 - 425,000
Service Revenues	$3.6 - $3.7 billion
Operating Income	$410 - $460 million
Depreciation, Amortization & Accretion	Approx. $600 million
Capital Expenditures	Approx. $600 million

Conference Call Information

As previously announced, U.S. Cellular will hold a teleconference Nov. 6, 2007, at 10:00 a.m. Chicago time.   Interested parties may listen to the call live via the Internet by accessing http://www.videonewswire.com/event.asp?id=43702 or visiting the Conference Calls page of www.uscc.com.  To connect by phone, call 800/706-9695 (US/Canada) and use conference ID #22669548.  The call will be archived on the Conference Calls page of www.uscc.com.

Prior to the start of the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Call page of www.uscc.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed.

About U.S. Cellular

As of Sept. 30, 2007, U.S. Cellular Corporation, the nation’s sixth-largest wireless service carrier, employed 8,200 associates and provided wireless service to 6.1 million customers in 26 states.  The

Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support, and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to:  The ability of the company to successfully manage and grow the newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of assets; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; risks and uncertainties relating to restatements and possible future restatements; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates,  average monthly revenue per unit, churn rates, roaming terms and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit: www.uscellular.com.

###

UNITED STATES CELLULAR CORPORATION

SUMMARY OPERATING DATA

Quarter Ended	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Consolidated Markets:
Total population (000s) (1)	81,841	81,581	56,048	55,543	55,543
All customers -
Customer units	6,067,000	6,010,000	5,973,000	5,815,000	5,729,000
Gross customer unit activations	447,000	418,000	459,000	389,000	365,000
Net customer unit activations	57,000	37,000	152,000	86,000	25,000
Market penetration (1)	7.4%	7.4%	10.7%	10.5%	10.3%
Retail customers -
Customer units	5,500,000	5,448,000	5,377,000	5,225,000	5,127,000
Gross customer unit activations	374,000	347,000	397,000	375,000	353,000
Net customer unit activations	52,000	71,000	146,000	98,000	28,000

Cell sites in service	6,255	6,140	6,004	5,925	5,726
Average monthly revenue per unit (2)	$52.71	$50.42	$48.69	$48.15	$47.93
Retail service revenue per unit (2)	$45.00	$43.87	$42.69	$42.21	$41.75
Inbound roaming revenue per unit (2)	$3.36	$2.68	$2.33	$2.34	$2.55
Long-distance/other revenue per unit (2)	$4.35	$3.87	$3.67	$3.60	$3.63
Minutes of use (MOU) (3)	887	858	783	749	725
Retail postpay churn rate per month (4)	1.6%	1.4%	1.3%	1.5%	1.7%
Construction Expenditures (000s)	$130,600	$137,100	$109,700	$158,400	$152,800

(1) Market penetration is calculated using 2006 Claritas population estimates for all periods of 2007 and 2005 Claritas estimates for all periods of 2006. “Total population” represents the total population of each of U.S. Cellular’s consolidated markets, regardless of whether the market has begun marketing operations (without duplication of population in overlapping markets). The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless Services, Inc. are not included in the total population counts for any period.

(2) Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
Service Revenues per Financial Highlights	$954,540	$906,218	$860,583	$831,663	$821,820
Components:
Retail service revenue during quarter	$814,948	$788,535	$754,515	$729,072	$715,896
Inbound roaming revenue during quarter	$60,843	$48,084	$41,268	$40,354	$43,806
Long-distance/other revenue during quarter	$78,749	$69,599	$64,800	$62,237	$62,118

Divided by average customers during quarter (000s)	6,036	5,991	5,892	5,757	5,716
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$52.71	$50.42	$48.69	$48.15	$47.93
Retail service revenue per unit	$45.00	$43.87	$42.69	$42.21	$41.75
Inbound roaming revenue per unit	$3.36	$2.68	$2.33	$2.34	$2.55
Long-distance/other revenue per unit	$4.35	$3.87	$3.67	$3.60	$3.63

(3) Average monthly local minutes of use per customer (without roaming).

(4) Retail postpay churn rate per month is calculated by dividing the total monthly customer disconnects during the quarter by the average customer base for the quarter.

UNITED STATES CELLULAR CORPORATION

FINANCIAL HIGHLIGHTS

Three Months Ended September 30,

(Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
	2007	2006	Amount	Percent
Operating Revenues
Service	$954,540	$821,820	$132,720	16.1%
Equipment sales	61,294	66,703	(5,409)	(8.1%)
Total Operating Revenues	1,015,834	888,523	127,311	14.3%
Operating Expenses
System operations (excluding depreciation shown below)	185,479	165,107	20,372	12.3%
Cost of equipment sold	164,662	140,757	23,905	17.0%
Selling, general and administrative	414,978	358,392	56,586	15.8%
Depreciation, amortization and accretion	149,776	146,940	2,836	1.9%
Total Operating Expenses	914,895	811,196	103,699	12.8%

Operating Income	100,939	77,327	23,612	30.5%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	23,782	23,483	299	1.3%
Interest and dividend income	3,395	601	2,794	N/M
Interest expense	(19,625)	(23,974)	4,349	18.1%
Fair value adjustment of derivative instruments	—	(21,285)	21,285	N/M
Other, net	179	(225)	404	N/M
	7,731	(21,400)	29,131	N/M
Income Before Income Taxes and Minority Interest	108,670	55,927	52,743	94.3%
Income tax expense	41,154	15,510	25,644	N/M
Income Before Minority Interest	67,516	40,417	27,099	67.0%
Minority share of income	(3,961)	(4,542)	581	12.8%
Net Income	$63,555	$35,875	$27,680	77.2%

Basic Weighted Average Common Shares Outstanding (000s)	87,757	87,281	476	0.5%
Basic Earnings Per Share	$0.72	$0.41	$0.31	75.6%

Diluted Weighted Average Common Shares Outstanding (000s)	88,589	88,092	497	0.6%
Diluted Earnings Per Share	$0.72	$0.41	$0.31	75.6%

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

FINANCIAL HIGHLIGHTS

Nine Months Ended September 30,

(Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
	2007	2006	Amount	Percent
Operating Revenues
Service	$2,721,341	$2,382,747	$338,594	14.2%
Equipment sales	200,813	188,289	12,524	6.7%
Total Operating Revenues	2,922,154	2,571,036	351,118	13.7%
Operating Expenses
System operations (excluding depreciation shown below)	529,172	468,980	60,192	12.8%
Cost of equipment sold	470,356	417,489	52,867	12.7%
Selling, general and administrative	1,141,803	1,028,865	112,938	11.0%
Depreciation, amortization and accretion	447,889	429,451	18,438	4.3%
Total Operating Expenses	2,589,220	2,344,785	244,435	10.4%

Operating Income	332,934	226,251	106,683	47.2%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	69,860	64,923	4,937	7.6%
Interest and dividend income	8,598	10,996	(2,398)	(21.8%)
Interest expense	(64,634)	(70,189)	5,555	7.9%
Fair value adjustment of derivative instruments	(5,388)	(17,392)	12,004	69.0%
Gain on sale of investments	131,686	—	131,686	N/M
Other, net	(315)	(163)	(152)	(93.3%)
	139,807	(11,825)	151,632	N/M
Income Before Income Taxes and Minority Interest	472,741	214,426	258,315	N/M
Income tax expense	176,542	77,903	98,639	N/M
Income Before Minority Interest	296,199	136,523	159,676	N/M
Minority share of income	(10,672)	(11,138)	466	4.2%
Net Income	$285,527	$125,385	$160,142	N/M

Basic Weighted Average Common Shares Outstanding (000s)	87,743	87,258	485	0.6%
Basic Earnings Per Share	$3.25	$1.44	$1.81	N/M

Diluted Weighted Average Common Shares Outstanding (000s)	88,680	88,071	609	0.7%
Diluted Earnings Per Share	$3.22	$1.42	$1.80	N/M

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

ASSETS

	September 30,	December 31,
	2007	2006
Current Assets
Cash and cash equivalents	$182,020	$32,912
Marketable equity securities	16,133	249,039
Accounts receivable from customers and other	429,684	407,438
Inventory	113,078	117,189
Prepaid expenses	46,634	34,955
Other current assets	13,557	13,385
	801,106	854,918
Investments
Licenses	1,500,092	1,494,327
Goodwill	491,316	485,452
Customer lists	17,442	26,196
Marketable equity securities	—	4,873
Investments in unconsolidated entities	176,557	150,325
Notes and interest receivable—long-term	4,452	4,541
	2,189,859	2,165,714
Property, Plant and Equipment
In service and under construction	5,414,358	5,120,994
Less accumulated depreciation	2,844,527	2,492,146
	2,569,831	2,628,848

Other Assets and Deferred Charges	28,658	31,136

Total Assets	$5,589,454	$5,680,616

LIABILITIES AND SHAREHOLDERS’ EQUITY

	September 30,	December 31,
	2007	2006
Current Liabilities
Prepaid forward contracts	$—	$159,856
Derivative liability	—	88,840
Notes payable	—	35,000
Accounts payable
Affiliated	9,175	13,568
Trade	244,176	241,303
Customer deposits and deferred revenues	143,923	123,344
Accrued taxes	46,641	26,913
Accrued compensation	50,801	47,842
Net deferred income tax liability	—	26,326
Other current liabilities	103,338	93,718
	598,054	856,710

Long-term Debt	1,002,180	1,001,839

Deferred Liabilities and Credits	759,600	792,088

Minority Interest	41,898	36,700

Common Shareholders’ Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,319,038	1,290,829
Treasury Shares	(28,601)	(14,462)
Accumulated other comprehensive income	10,009	80,382
Retained earnings	1,799,224	1,548,478
	3,187,722	2,993,279

Total Liabilities and Shareholders’ Equity	$5,589,454	$5,680,616